UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

April 29, 2013

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Idenficiation No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.

On May 2, 2013, Enservco Corporation issued a press release entitled “ENSERVCO’s First Quarter Revenue Improves 95% to $18.6 Million Driving Tenfold Increase in Income from Continuing Operations; Adjusted EBITDA* Increases 251% to $7.3 Million.”  A copy of the original press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Except as set forth below, this information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On April 29, 2013, Enservco Corporation’s (the “Company”) Board of Directors expanded the Board to five persons and appointed Steven P. Oppenheim as a director to fill the resulting vacancy. In order to align Mr. Oppenheim’s interests with those of the Company and its stockholders, the Directors approved the issuance of options to purchase 200,000 shares of the Company’s common stock under the Company’s 2010 Stock Incentive Plan. The options vest immediately, are exercisable at $1.27 per share, and expire on April 29, 2018. Inasmuch as the Board of Directors has not constituted any Board committees, Mr. Oppenheim will not serve on any at the present time.

Mr. Oppenheim, age 66, has 40 years of accounting, securities, tax and finance experience. He served as an independent member of the Board of Directors of Sunair Services Corporation (AMEX SNR) from January 2004 to mid-December 2009 at which time SNR’s business was sold to a private competitor and SNR’s entire Board ceased to serve. He served on SNR’s Audit Committee during his term as a director and interacted with SEC counsel and outside accountants relating to 1933 Act and Exchange Act filings and compliance, acquisitions and divestitures. Mr. Oppenheim also served as Chairs of SNR’s Compensation Committee and Nominating Committee from 2006 to mid-December 2009, handling stock option grants, employee plans and executive compensation, and with nominating process of new directors and director independence review. SNR operated a global telecommunications division and a Florida statewide lawn-pest control division.

Mr. Oppenheim obtained both his Juris Doctor and Bachelor of Business Administration -Accounting Degrees from the University of Miami, emphasizing accounting, finance, tax and securities. He currently works as a corporate officer of three separate private business enterprises and has done so for the past 15 years. These businesses include a high-end European men-women fashion stores in the United States and Canada, a company involved with dinner theater entertainment with children-parent interactive themed adventure and variety shows in Florida and California, and a digital media-advertising provider in Latin America. In each of these cases Mr. Oppenheim is involved with ongoing work in accounting and financial statements, and employee compensation and benefits, and he interacts with outside counsel and accountants.

Mr. Oppenheim previously served as Tax Supervisor at Coopers & Lybrand CPA firm, with audit and tax staff for accounting systems, audit work papers, financial statements and tax matters. Also more than 25 years ago, he represented a private oil refinery and independent oil dealer, reviewed oil and gas private placement ventures, and served as personal advisor to a former President of Texaco Inc. He is not a director of any other public companies.

Appointment of Chief Financial Officer

On April 29, 2013, the Company’s Board of Directors appointed Robert J. Devers as the Company’s Treasurer and Chief Financial Officer (the “CFO”). This appointment allows the Company’s president, Rick Kasch, who was CFO prior to Mr. Devers’ appointment, to focus on other areas of the Company’s business. Mr. Devers has significant experience with financial operations of public companies, and the Directors believe that he will provide valuable contributions to the Company. In order to further align Mr. Devers’ interests with those of the Company and its stockholders, the Directors approved an employment agreement with Mr. Devers with an annual salary of $150,000 and an option to purchase 150,000 shares of the Company’s common stock issued under the Company’s 2010 Stock Incentive Plan, with one-third (50,000 shares) vesting on each anniversary date until April 29, 2016, at an exercise price of $1.27 per share. The options expire on April 29, 2018. The employment is an annual employment agreement that renews automatically unless either party provides not less than 60 days’ notice of non-renewal.

Mr. Devers, age 50, is a Certified Public Accountant in the State of Colorado and has more than 20 years of financial management experience. Prior to joining the Company, Mr. Devers spent the last two years as an independent consultant providing finance and accounting services to public companies in the mining and beverage distribution sectors. From June 2007 to April 2011, Mr. Devers served as Chief Financial Officer of Silver Bull Resources, a mineral exploration company that was listed on both the NYSE MKT and TSX. Additionally, Mr. Devers served as Senior Director – Financial Analysis and Internal Audit of The Broe Companies Inc., a large privately held international company in the Denver area with investments in real estate, transportation, mining, and oil and gas exploration. He has also served as a corporate officer and financial executive for several other privately-held and publicly traded companies.

Earlier in his career, Mr. Devers spent three years in public accounting with a regional firm that specialized in publicly held oil and gas exploration and production companies. Mr. Devers received a Bachelor of Arts degree in Accounting from Western State College.

Item 8.01 Other Events

On April 29, 2013, Enservco Corporation issued a press release announcing the appointment of Mr. Devers as CFO and Mr. Oppenheim to the Board of Directors. See Exhibit 99.1.

On May 2, 2013, Enservco Corporation issued a press release announcing its first quarter revenue, income from operations, and EBITDA. See Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.01	Employment agreement with Robert Devers
99.1	Press Release dated April 29, 2013
99.2	Press Release dated May 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 2nd day of May 2013.

Enservco Corporation

By: /s/ Rick D. Kasch
Rick D. Kasch, President